UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2022

RAPID MICRO BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40592	20-8121647
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

1001 Pawtucket Boulevard West, Suite 280
Lowell, Massachusetts 01854
(Address of principal executive offices) (Zip Code)

978-349-3200
(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	RPID	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2022, Alexander Schmitz, a member of the Board of Directors (the “Board”) of Rapid Micro Biosystems, Inc. (the “Company”) informed the Company that he does not intend to stand for reelection at the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”). Mr. Schmitz is an independent Class I director and a member of the Audit Committee and Compensation Committee of the Board. He plans to serve out his current term as a member of the Board, Audit Committee and Compensation Committee until the Annual Meeting. Mr. Schmitz’s decision not to stand for reelection was not the result of any disagreement with the Company, including with respect to any matter relating to the Company’s operations, policies or practices. The Company would like to thank Mr. Schmitz for his dedication to the Company and his invaluable contributions over the past two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID MICRO BIOSYSTEMS, INC.

Date: March 29, 2022	By:	/s/ Sean Wirtjes
Sean Wirtjes
Chief Financial Officer